UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 14, 2010, Flotek Industries, Inc. (the “Company”) issued a press release disclosing the Company’s estimated range of revenues for the quarter ended June 30, 2010. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 13, 2010, Mr. Jerry D. Dumas, Sr. resigned from his position as a member of the Board of Directors and as Chairman of the Board. To the knowledge of any executive officer of the Company, Mr. Dumas did not resign from the Board because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Dumas’s resignation, the Board of Directors elected Mr. John W. Chisholm, Interim President and Director, to serve as Chairman of the Board. A copy of Mr. Dumas’s letter of resignation is filed as Exhibit 17.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

The press release issued on July 14, 2010 also disclosed that the Company had dismissed its independent registered public accounting firm, UHY LLP, and engaged Hein & Associates LLP to serve as its new independent registered public accounting firm for the 2010 fiscal year. Furthermore, the July 14, 2010 press release disclosed the date of the annual stockholders meeting and the estimated schedule for the Company to release operating results for the quarter ended June 30, 2010 and hold the investor conference call in connection therewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
17.1	Letter of Resignation of Jerry D. Dumas, Sr. dated July 13, 2010
99.1	Press Release dated July 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: July 14, 2010	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description
17.1	Letter of Resignation of Jerry D. Dumas, Sr. dated July 13, 2010
99.1	Press Release dated July 14, 2010